Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Ctrip.com International, Ltd. of our report dated April 27, 2015, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effect of the change in the ratio of American depositary shares to ordinary shares as described in Note 22 to the consolidated financial statements, as to which the date is December 1, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting of Ctrip.com International, Ltd., which appears in Ctrip.com International, Ltd.’s Current Report on Form 6-K dated December 9, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

December 9, 2015

普华永道中天会计师事务所(特殊普通合伙)

PricewaterhouseCoopers Zhong Tian LLP, 11/F PricewaterhouseCoopers Center

2 Corporate Avenue, 202 Hu Bin Road, Huangpu District, Shanghai 200021, PRC

T: +86 (21) 2323 8888, F: +86 (21) 2323 8800, www.pwccn.com